Exhibit 10.28

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

COMMERCIAL LEASE AGREEMENT

[Throughout this Lease, complete all blanks and check all boxes that apply. Blanks not completed and boxes not checked do not apply.]

For good and valuable consideration, the parties to this Commercial Lease Agreement (the “Lease”) agree as follows:

ARTICLE ONE

DEFINED TERMS

As used in this Lease, the terms set forth in this Article One have the following meanings:

1.01	Effective Date: The last date beneath the signatures of Landlord and Tenant on this Lease.

1.02	Landlord:	Tindall Properties, Ltd., a Texas limited partnership
	Address:	630 North Freeway, Suite 300
Fort Worth, TX 76102
	Telephone:	817-870-3677	Fax:	817-870-1218

Email:	stindall@tindallrecord.com

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1.03	Tenant:	Skycam, LLC, a Delaware limited liability company
	Address:	Prior to Commencement Date: 43445 Business Park Drive, Suite 103, Temecula, CA 92590
After Commencement Date: 630 North Freeway, Suite 350, Fort Worth, Texas 76102
	Telephone:	918-231-7506	Fax:	951-676-9260

Email:	nsalomon@winnercomm.com

1.04	Premises [include Suite or Unit No., if applicable]:	Suite 350

A. Building Name:	Tindall Center, having a total floor area of approximately 129,429 square feet

B. Street address:	630 North Freeway, Suite 350
Fort Worth, TX 76201

in Tarrant County, Texas.

C. Legal description: The property on which the Premises are situated is described as:
Lot 1R-1, Tindall Center, filed Cabinet A, Slide No. 12024, Plat Records, Tarrant County, Texas

and may be more particularly described on the attached Exhibit “A”, SURVEY AND/OR LEGAL DESCRIPTION (the “Property”). The term “Property” includes the land described on Exhibit “A”, and any improvements on the land (including the Premises).

D. Floor Plan or Site Plan: Being a floor area of approximately   44,639                 square feet, or a land area of approximately                             square feet or approximately                              acres, and being more particularly shown in outline form on the attached Exhibit “B”, FLOOR PLAN AND/OR SITE PLAN.

E. Tenant’s Pro Rata Share: 34.49% [See Addendum “A”, EXPENSE REIMBURSEMENT, if applicable].

1.05	Term: 6 years and 5 months beginning on August 1 , 2011 (the “Commencement Date”) and ending December 31 , 2017 (the “Expiration Date”). Unless the context requires otherwise, references in this Lease to the “Term” include any renewal or extension of this Lease. [See Addendum “B”, RENEWAL OPTIONS, if applicable].

1.06	Base Rent: Base Rent for the Term is due and payable in monthly installments of $ per month in advance. Base Rent and all other sums due or payable by Tenant to Landlord under this Lease are collectively referred to in this Lease as the “Rent.” [If the monthly installments of Base Rent are not the same amount for the entire Term of the Lease, then see Addendum “C”, BASE RENT PAYMENT SCHEDULE, if attached]

1.07	Percentage Rental Rate: %. [See Addendum “D”, PERCENTAGE RENTAL AND GROSS SALES REPORTS, if applicable]

1.08	Security Deposit: $ 50,000.00 (due upon execution of this Lease). [See Section 3.04]

1.09	Permitted Use: General warehouse and storage uses, incident to assembly, testing and repair of cameras and related equipment. [See Section 6.01]

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1.10	Party to whom Tenant is to deliver payments under this Lease is the Landlord, unless one of the following boxes is checked, in which case Tenant shall deliver payments to: ☐ Principal Broker, or ☐ Other [Set forth name and address, if other than Landlord or Principal Broker]:

1.11	Principal Broker: NAI Robert Lynn , is acting as the agent for Landlord exclusively, unless one of the following boxes is checked, in which case Principal Broker is acting as: ☐ the agent for Tenant exclusively, or ☐ an intermediary.

Principal Broker’s Address:	4851 LBJ Freeway, Suite 1000

Dallas, TX 75244
Telephone:	214-256-7100	Fax:	214-256-7101

Email:	thubbard@robertlynn.com

1.12	Cooperating Broker: David Gutzman , is acting as the agent for Tenant exclusively, unless one of the following boxes is checked, in which case Cooperating Broker is acting as: ☐ the agent for Landlord exclusively, or ☐ an intermediary.

Cooperating Broker’s Address:	3101 Rosedale Avenue, Suite D

Dallas, TX 75205-4968
Telephone:	214-395-2564	Fax:

Email:

1.13	The Professional Service Fee (the “Fee”):

A.	The percentages applicable in Section 15.01 and Section 15.02 to leases will be % to Principal Broker and % to Cooperating Broker. If the Fee is based on an amount per square foot, that amount is $ per square foot to Principal Broker and $ per square foot to Cooperating Broker. The Fee will be paid in the manner described in Subsection 15.01A (half on execution and half on the Commencement Date), unless this box ☐ is checked, in which case the Fee will be paid in the manner described in Subsection 15.01B (monthly).

B.	The percentages applicable in Section 15.03 in the event of a sale will be % to Principal Broker and % to Cooperating Broker.

1.14	Exhibits and Addenda. Any exhibit or addendum attached to this Lease (as indicated by the boxes checked below) is incorporated as a part of this Lease. Any term not specifically defined in an Addendum will have the same meaning given to it in the body of this Lease. If any provisions in the body of this Lease conflict with the provisions of any Addendum, the Addendum will control.

☐	Exhibit “A”	Survey and/or Legal Description of the Property
☑	Exhibit “B”	Floor Plan and/or Site Plan
☐	Exhibit “C”	Other
☑	Addendum “A”	Expense Reimbursement
☑	Addendum “B”	Renewal Options
☑	Addendum “C”	Base Rent Payment Schedule
☐	Addendum “D”	Percentage Rental and Gross Sales Reports
☐	Addendum “E”	Right of First Refusal for Additional Space
☑	Addendum “F”	Guaranty
☑	Addendum “G”	Construction of Improvements
☐	Addendum “H”	Rules and Regulations
☐	Addendum “I”	Information About Brokerage Services
☑	Addendum “J”	Additional Provisions Addendum
☐	Addendum “K”	Other

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ARTICLE TWO

LEASE AND TERM

2.01 Lease of Premises for Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term stated in Section 1.05. The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.

2.02 Delays in Commencement. Landlord will not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date specified in Section 1.05 above. Landlord’s non-delivery of possession of the Premises to Tenant on the Commencement Date will not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date will be delayed until possession of the Premises is delivered to Tenant. The Term will be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary for the Term to expire on the last day of a month. ~~If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the Commencement Date specified in Section 1.05, Tenant may cancel this Lease by giving a written notice to Landlord at any time after the 60-day period ends, but before Landlord actually delivers possession of the Premises to Tenant. If Tenant gives such notice, this Lease will be canceled effective as of the date of its execution, and no party will have any rights or obligations under this Lease. If Tenant does not give such notice within the time specified, Tenant will have no right to cancel this Lease, and the Term will commence upon the delivery of possession of the Premises to Tenant. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the revised Commencement Date and Expiration Date of the Term.~~

2.03 Early Occupancy. If Tenant occupies the Premises before the Commencement Date, Tenant’s occupancy of the Premises will be subject to all of the provisions of this Lease. Early occupancy of the Premises will not advance the Expiration Date. Unless otherwise provided in this Lease, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy.

2.04 Holding Over. Tenant shall vacate the Premises immediately upon the expiration of the Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration of the Term or earlier termination of this Lease, Tenant’s occupancy of the Premises will be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period will be increased to an amount that is one-and-one- half (1 1/2) times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease. This Section will not be construed as Landlord’s consent for Tenant to hold over or to extend this Lease.

ARTICLE THREE

RENT AND SECURITY DEPOSIT

3.01 Manner of Payment. Tenant shall pay the Rent to Landlord at the address set forth in Section 1.02, unless another person is designated in Section 1.10, or to any other party or address Landlord may designate in any written notice delivered to Tenant. Landlord may designate, in a written notice delivered to Tenant, the party authorized to receive Rent and act on behalf of Landlord to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in a subsequent written notice delivered to Tenant. Any payments made to a third party designated by Landlord will be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as Rent, will constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes.

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3.02 Time of Payment. Upon execution of this Lease, Tenant shall pay the installment of Base Rent for the first month of the Term for which Base Rent is due. On or before the first day of the second month of the Term for which Base Rent is due, and on or before the first day of each month thereafter, the installment of Base Rent and other sums due under this Lease will be due and payable, in advance, without off-set, deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received (and not merely deposited in the mail) by Landlord (or the party identified in Section 1.10, or any other third party designated by Landlord) on or before the due date. If the Term commences or ends on a day other than the first or last day of a calendar month, the rent for any partial calendar month following the Commencement Date or preceding the end of the Term will be prorated. Tenant shall pay any such prorated portion for a partial calendar month at the beginning of the Term on the Commencement Date. Tenant shall pay any such prorated portion for a partial calendar month at the end of the Term on the first day of that calendar month.

3.03 Late Charges. Tenant’s failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease or deed of trust encumbering the Premises. Payments due to Landlord under this Lease are not an extension of credit. Therefore, if any payment under this Lease is not actually received on or before the due date (and not merely deposited in the mail), Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge on any late payments in an amount equal to five percent (5%) ~~ten percent (10%)~~ of the amount of the past due payment (the “Late Charge”) after the payment is more than five days past due. A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord’s other remedies for nonpayment of Rent. If any check tendered by Tenant under this Lease is dishonored for any reason, Tenant shall pay to Landlord a dishonored check fee of thirty dollars ($30.00), plus (at Landlord’s option) a Late Charge as provided above until Good Funds (defined below) are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. If there are any Late Charges, dishonored check fees, installments of Base Rent, and any other unpaid charges or reimbursements due to Landlord, then Landlord may apply any payments received from Tenant to any amounts due in any order Landlord may choose. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three (3) business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid. However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

3.04 Security Deposit. Upon execution of this Lease, in addition to the installment of Base Rent due under Section 3.02, and in addition to any other amounts that are due from Tenant upon the execution of this Lease, Tenant shall deliver to Landlord a Security Deposit in the amount stated in Section 1.08. Landlord may apply all or part of the Security Deposit to any unpaid Rent, and damages and charges for which Tenant is legally liable under this Lease, and damages and charges that result from a breach of this Lease, including but not limited to, the cost to cure Tenant’s failure to comply with Section 7.05 and any other provision that requires Tenant to leave the Premises in a certain condition upon the expiration or termination of this Lease. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written demand. Tenant’s failure to restore the full amount of the Security Deposit within the time specified will be a default under this Lease. No interest will be paid on the Security Deposit. Landlord will not be required to keep the Security Deposit separate from its other accounts, and no trust relationship is created with respect to the Security Deposit. After the expiration of this Lease, Landlord shall refund the unused portion of the Security Deposit, if any, to Tenant within sixty (60) days after the date Tenant surrenders possession of the Premises and provides a written notice to Landlord of Tenant’s forwarding address for the purpose of refunding the Security Deposit. The provisions of this Section will survive the expiration or termination of this Lease.

3.05 Good Funds Payments. If any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter Landlord may, at Landlord’s option, by the delivery of a written notice to Tenant, require that all future payments of Rent for the remaining Term of this Lease

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must be made by cash, certified check, cashier’s check, official bank check, money order, wire transfer or automatic electronic funds transfer (“Good Funds”), and that the delivery of Tenant’s personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant’s personal or corporate check thereafter will not be construed as a waiver of Landlord’s right to insist upon payment by Good Funds as set forth in this Section.

ARTICLE FOUR

TAXES

4.01 Payment by Landlord. Landlord shall pay the real estate taxes on the Premises during the Term, subject to reimbursement by Tenant pursuant to any attached Addendum A or any other provision in this Lease.

4.02 Improvements by Tenant. If the real estate taxes levied against the Premises for the year or after the year (as applicable) in which the Term commences are increased as a result of any additions or improvements made by Tenant, or by Landlord at Tenant’s request, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Term. Landlord shall use reasonable efforts to obtain from the tax assessor a written statement of the amount of the increase due to such additions or improvements.

4.03 Joint Assessment. If the real estate taxes are assessed against the Premises jointly with other property that is not part of the Premises, the real estate taxes applicable to the Premises will be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Premises bears to the total square feet of building area included in the joint assessment. If there are no improvements on the Property, then land area will be used instead of building area.

4.04 Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have Tenant’s property taxed separately from the Premises. If any of Tenant’s property is taxed with the Premises, Tenant shall pay the taxes for Tenant’s property to Landlord within fifteen (15) days after Tenant receives a written statement from Landlord for the property taxes.

4.05 Waiver of Right to Protest Taxes. Unless otherwise provided in this Lease: (i) Landlord retains the right to protest the tax assessment of the Property, and Tenant waives the right to protest; and (ii) Tenant waives Landlord’s obligation to provide Tenant with a notice of the tax valuation of the Property.

ARTICLE FIVE

INSURANCE AND INDEMNITY

5.01 Property Insurance. During the Term, Landlord shall maintain insurance policies covering damage to the Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Premises and the availability of insurance at reasonable rates. The policies will provide protection against risks and causes of loss that Landlord reasonably deems necessary. Landlord may, at Landlord’s option, obtain insurance coverage for Tenant’s fixtures, equipment and improvements in or on the Premises. Promptly after the receipt of a written request from Tenant, Landlord shall provide a certificate of insurance showing the insurance coverage then in effect. Tenant shall, at Tenant’s expense, obtain and maintain insurance on Tenant’s fixtures, equipment and improvements in or on the Premises as Tenant reasonably deems necessary to protect Tenant’s interest. Any property insurance carried by Landlord or Tenant will be for the sole benefit of the party carrying the insurance and under its sole control.

5.02 Increases in Premiums. Tenant shall not conduct or permit any operation or activity, or the storage or use any materials, in or around the Premises that would cause suspension or cancellation of any insurance policy carried by Landlord. If Tenant’s use or occupancy of the Premises causes Landlord’s insurance premiums to increase, then Tenant shall pay to Landlord, as additional Rent, the amount of the increase within ten days after Landlord delivers written evidence of the increase to Tenant.

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5.03 Liability Insurance. During the Term, Tenant shall maintain a commercial general liability insurance policy, at Tenant’s expense, insuring Tenant against liability arising out of the use or occupancy of the Premises, and naming Landlord as an additional insured. The initial amounts of the insurance must be at least $1,000,000 for Each Occurrence, $2,000,000 General Aggregate per policy year, and $5,000 Medical Expense. If Tenant’s liability insurance coverage is less than $5,000,000, then Tenant must also maintain a commercial liability umbrella policy in amount to provide a combination of liability insurance coverage to equal a $5,000,000 total limit. ~~The coverage amounts will be subject to periodic increases as Landlord may reasonably determine from time to time.~~ The amounts of the insurance will not limit Tenant’s liability or relieve Tenant of any obligation under this Lease. The policies must contain cross liability endorsements and must insure Tenant’s performance of the indemnity provisions of Section 5.04. The policies must contain a provision that prohibits cancellation or modification of the policy except upon thirty (30) days’ prior written notice to Landlord. Tenant shall deliver a copy of the policy or certificate of insurance to Landlord before the Commencement Date and before the expiration of the policy during the Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant’s expense.

5.04 Indemnity. Landlord will not be liable to Tenant or to Tenant’s employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, Tenant’s employees, subtenants, agents, licensees or concessionaires or any other person entering the Premises under express or implied invitation of Tenant, or arising out of the use of the Premises by Tenant and the conduct of Tenant’s business, or arising out of any breach or default by Tenant in the performance of Tenant’s obligations under this Lease. ~~Tenant hereby agrees to defend, indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury.~~ Tenant will not be liable for any injury to persons or damage to property on or about the Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Landlord, or Landlord’s employees or agents, ~~and Landlord agrees to indemnify and hold Tenant harmless from any loss,-expense or damage arising out of such damage or injury.~~

~~5.05 Waiver of Subrogation. Each party to this Lease waives any and every claim that arises or may arise in its favor against the other party during the Term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, to the extent the loss or damage is covered by and recoverable under valid and collectible insurance policies. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. In as much as these mutual waivers will preclude the assignment of any such claim by way of subrogation to an insurance company (or any other person), each party agrees to immediately give to each insurance company that has issued an insurance policy to such party written notice of the terms of such mutual waivers, and to cause the policies to be endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.~~

ARTICLE SIX

USE OF PREMISES

6.01 Permitted Use. Tenant may use the Premises only for the Permitted Use stated in Section 1.09. Tenant acknowledges that: (i) the current use of the Premises or the improvements located on the Premises, or both, may not conform to city ordinances or restrictive covenants with respect to the permitted use, zoning, height limitations, setback requirements, minimum parking requirements, coverage ratio of improvements to land area, and other matters that may have a significant impact upon the Tenant’s intended use of the Premises; (ii) Tenant has independently investigated and verified to Tenant’s satisfaction the extent of any limitations or non-conforming uses of the Premises; and (iii) Tenant is not relying upon any representations of Landlord ~~or the Brokers~~ with respect to any such matters.

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6.02 Compliance with Laws. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and will promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Premises, all at Tenant’s sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the Texas Architectural Barriers laws (Chapter 469 of the Texas Government Code and any successor statute) and the Americans with Disabilities Act (the “ADA”). To the extent any alterations to the Premises are required by the ADA or other applicable laws or regulations, Tenant shall bear the expense of the alterations. To the extent any alterations to areas of the Property outside the Premises are required by the ADA or other applicable laws or regulations (for “path of travel” requirements or otherwise), Landlord shall bear the expense of the alterations.

6.03 Certificate of Occupancy. ~~If required, Tenant shall apply for Certificate of Occupancy from the municipality in which the Property is located before the Commencement Date, and obtain a Certificate of Occupancy before Tenant occupies the Premises. If Tenant is unable to obtain a Certificate of Occupancy after making an application and diligently pursuing it, then Tenant may terminate this Lease by delivering a written notice to Landlord, unless either Landlord or Tenant is willing and able to cure the defects that prevented the issuance of the Certificate of Occupancy. Either Landlord or Tenant may cure any such defects, at their own expense, including any repairs, replacements, or installations of any items that are not presently existing on the Premises, but neither of them have any obligation to do so (unless another provision of this Lease states otherwise). If Tenant delivers a written termination notice to Landlord under this Section, and then any defects are cured and a Certificate of Occupancy is issued within fifteen (15) days after Tenant delivered the notice, then this Lease will remain in force.~~ References in this Lease to a “Certificate of Occupancy” mean a Certificate of Occupancy sufficient to allow the Tenant to occupy the Premises for the Permitted Use.

6.04 Signs. Without the prior written consent of Landlord, Tenant may not place any signs, ornaments or other objects on the Premises or the Property, including but not limited to the roof or exterior of the building or other improvements on the Property, or paint or otherwise decorate or deface the exterior of the building or other improvements on the Property. Any signs installed by Tenant must conform to applicable laws, deed restrictions, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease, and must repair any damage and close any holes caused by installation or removal.

6.05 Utility Services. ~~Unless otherwise provided in this Lease,~~ Tenant shall pay the cost of all utility services used for the Premises, including, but not limited to, initial connection charges and all charges for electricity, gas, water, sewer, storm water disposal, trash removal, telephone, Internet access and other communication services, and any other services that are commonly understood to be utilities, and the cost of replacing light bulbs and tubes. Unless otherwise required by law, Landlord is the party entitled to designate utility and telecommunication service providers to the Property and the Premises.

6.06 Landlord’s Access. Landlord and Landlord’s agents will have the right to, upon reasonable advance notice, and without unreasonably interfering with Tenant’s business, enter the Premises: (a) to inspect the general condition and state of repair of the Premises, (b) to make repairs required or permitted under this Lease, (c) to show the Premises or the Property to any prospective tenant or purchaser, and (d) for any other reasonable purpose. If Tenant changes the locks on the Premises, Tenant must provide Landlord with a copy of each separate key upon Landlord’s request. During the last one hundred fifty (150) days of the Term, Landlord and Landlord’s agents may erect signs on or about the Premises advertising the Premises for lease or for sale.

6.07 Possession. If Tenant pays the Rent, properly maintains the Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Term, subject to the provisions of this Lease.

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6.08 Exemptions from Liability. Landlord will not be liable for any damage to the business (including any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant’s employees, invitees or customers, or for any injury to Tenant or Tenant’s employees, invitees, customers or any other person in or about the Premises, whether the damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Premises or other portions of the Property, or from other sources or places; or (d) any act or omission of any other occupant of the Property. The provisions of this Section will not, however, exempt Landlord from liability for Landlord’s ~~gross~~ negligence or willful misconduct.

ARTICLE SEVEN

PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01 Property Condition. Except as disclosed in writing by Landlord to Tenant before the execution of this Lease, to the best of Landlord’s actual knowledge: (i) the Premises have no known latent structural or construction defects of a material nature; and (ii) none of the improvements to the Premises have been constructed with materials known to be a potential health hazard to occupants of the Premises. Unless otherwise expressly set forth in this Lease, Landlord represents that on the Commencement Date (and for a period of thirty (30) days thereafter): (a) the fixtures and equipment serving the Premises are in good operating condition, including the plumbing, electrical and lighting systems, any fire protection sprinkler system, the heating, ventilation and air-conditioning (“HVAC”) systems and equipment, the roof, skylights, doors, overhead doors, windows, dock levelers and elevators; and (b) the interior of the Premises is in good condition. Tenant will have a period of thirty (30) days after the Commencement Date to inspect the Premises and notify Landlord in writing of any defects and maintenance, repairs or replacements required to the above named fixtures, equipment and interior. Within a reasonable period of time after the timely receipt of any such written notice from Tenant, Landlord shall, at Landlord’s expense, correct the defects and perform the maintenance, repairs and replacements.

7.02 Acceptance of Premises. Tenant has inspected, or has had an opportunity to inspect, the Premises, before the execution of this Lease. Tenant has determined that the Premises may be used for the Permitted Use. Subject to the provisions in Section 7.01, and any other express obligations of Landlord in this Lease to construct any improvements, make repairs, or correct defects, Tenant agrees to accept the Premises in “AS IS” condition and with all faults (other than latent defects). To the extent permitted by applicable law, Tenant waives any implied warranties of Landlord as to the quality or condition of the Premises or the Property, or as to the fitness or suitability of the Premises or the Property for any particular use.

7.03 Maintenance and Repairs. Landlord will not be required to perform any maintenance or repairs, or management services, in the Premises, except as otherwise provided in this Lease. Tenant will be fully responsible, at Tenant’s expense, for all maintenance and repairs, and management services, other than those that are expressly set forth in this Lease as Landlord’s responsibility.

A.	Landlord’s Obligations.

(1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall keep the roof, skylights, foundation, structural components and the structural portions of exterior walls of the Premises in good order, condition and repair. Landlord will not be obligated to maintain or repair windows, doors, overhead doors, plate glass or the surfaces of walls. In addition, Landlord will not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant’s sole cost and expense, promptly remove Tenant’s furnishings, fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make repairs. Landlord’s liability under this Section will be limited to the cost of those repairs or corrections. Tenant waives the benefit of any present or future law that might give Tenant the right to repair the Premises at Landlord’s expense or to terminate this Lease because of the condition.

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(2) All repairs, maintenance, management and other services to be performed by Landlord or Landlord’s agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claims against Landlord for breach of warranty arising from the performance of those services.

B.	Tenant’s Obligations.

(1) Subject to the provisions of Section 7.01, Section 7.03A, Article Eight (Damage or Destruction) and Article Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Premises in good order, condition and repair (except for normal wear and tear), including, but not limited to, maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, HVAC equipment, electrical and lighting systems, fire protection sprinkler system, dock levelers, elevators, interior and exterior plumbing, the interior and exterior of the Premises in general, pest control and extermination, ~~down spouts, gutters, paving, railroad siding, care of landscaping and regular mowing of grass.~~ In addition, Tenant shall, at Tenant’s expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior walls of the Premises, caused by Tenant’s acts or omissions. If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on ten (10) days’ prior written notice, enter the Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge.

(2) HVAC Service. For any HVAC system that services only the Premises, Tenant shall, at Tenant’s own cost and expense, enter into a regularly scheduled preventative maintenance and service contract for all such HVAC systems and equipment during the Term. If Tenant fails to enter into such a service contract acceptable to Landlord, Landlord may do so on Tenant’s behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, regularly upon demand.

7.04 Alterations, Additions and Improvements. Tenant may not create any openings in the roof or exterior walls without the prior written consent of Landlord. Tenant may not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. However, Tenant is not required to obtain the Landlord’s prior written consent for non-structural alterations, additions or improvements that do not cost more than $5,000 and that do not modify or affect the roof, plumbing, HVAC systems or electrical systems. Consent for non-structural alterations, additions or improvements in excess of $5,000 or that modify or affect plumbing, HVAC systems or electrical systems will not be unreasonably withheld, conditioned or delayed by Landlord. Tenant may erect or install trade fixtures, shelves, bins, machinery, HVAC systems, and refrigeration equipment, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant may, subject to the restrictions of Section 7.05, remove items installed by Tenant, provided Tenant is not in default at the time of the removal and Tenant repairs, in a good and workmanlike manner, any damage caused by the installation or removal. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Premises and will not permit any mechanic’s or materialman’s lien to be filed against the Premises or the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment, reasonably satisfactory to Landlord, of all costs incurred or arising out of any alterations, additions or improvements.

7.05 Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the same condition as received, except for normal wear and tear and any damage caused by a casualty that Tenant is not otherwise obligated to repair under any provision of this Lease. Tenant will not be obligated to repair any damage that Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements before the expiration

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or termination of this Lease and to restore the Premises to their prior condition, all at Tenant’s expense. However, Tenant will not be required to remove any alterations, additions or improvements that were made with Landlord’s consent or that were otherwise permitted under the terms of this Lease. All alterations, additions and improvements that Tenant does not remove will become Landlord’s property upon the expiration or termination of this Lease. In no event may Tenant remove any of the following items without Landlord’s prior written consent: (i) electrical wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) HVAC equipment; (vi) plumbing equipment; (vii) fencing or gates; or (viii) any fixtures, equipment or other items that, if removed, would affect the operation or the appearance of the Property. However, Tenant may remove Tenant’s trade fixtures, equipment used in Tenant’s business, and personal property. The provisions of this Section will survive the expiration or termination of this Lease.

ARTICLE EIGHT

DAMAGE OR DESTRUCTION

8.01 Notice. If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.

8.02 Partial Damage. If the Premises are damaged by fire, tornado or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days after the date Landlord receives written notification from Tenant of the occurrence of the damage, then this Lease will not terminate, but Landlord shall proceed with reasonable diligence to rebuild or repair the Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) to substantially the condition they were in before the damage. To the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably.

If the casualty occurs during the last eighteen (18) months of the Term, Landlord will not be required to rebuild or repair the damage unless Tenant exercises Tenant’s renewal option (if any) within fifteen (15) days after the date Landlord receives written notification of the occurrence of the damage. If the casualty occurs during the last eighteen (18) months of the Term and Tenant does not so exercise Tenant’s renewal option, or if there is no renewal option in this Lease, Landlord may, at Landlord’s option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which case the Rent will be abated for the unexpired portion of the Term, effective on the date Landlord received written notification of the damage.

8.03 Substantial or Total Destruction. If the Premises are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days after the date Landlord receives written notification from Tenant of the occurrence of the damage, either Landlord or Tenant may terminate this Lease by promptly delivering a written termination notice to the other party, in which event the monthly installments of Rent will be abated for the unexpired portion of the Term, effective on the date of the damage or destruction. If neither party promptly terminates this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the Premises (except that Tenant shall rebuild and repair Tenant’s fixtures and improvements in the Premises). To the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably.

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ARTICLE NINE

CONDEMNATION

If, during the Term, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease will terminate and the monthly installments of Rent will be abated during the unexpired portion of the Term, effective on the date of the taking. If less than a substantial part of the Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of condemnation, Landlord, at Landlord’s option, may terminate this Lease by delivering a written notice to Tenant. If Landlord does not terminate this Lease, Landlord shall promptly, at Landlord’s expense, restore and reconstruct the Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) in order to make the Premises reasonably suitable for the Permitted Use. The Rent payable under this Lease during the unexpired portion of the Term will be adjusted equitably. If there is a taking of the Property that has a material, adverse effect on the operation of Tenant’s business in the Premises, then the Rent will be adjusted equitably. Landlord and Tenant will each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease will not affect the rights of the parties to those awards.

ARTICLE TEN

ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease or sublet the Premises or any portion thereof, without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Any assignment or subletting will be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Premises. In the event of any assignment or subletting, Tenant will remain fully liable for the full performance of all of Tenant’s obligations under this Lease. Tenant may not assign Tenant’s rights under this Lease or sublet the Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease. If a Default occurs while the Premises is assigned or sublet, Landlord may, at Landlord’s option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rents against any sums due to Landlord under this Lease. No direct collection by Landlord from any assignee or subtenant will release Tenant from Tenant’s obligations under this Lease.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01 Default. Each of the following events is a default under this Lease (a “Default”):

A. Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due, and the continuance of that failure for a period of five (5) days after Landlord delivers written notice of the failure to Tenant. This clause will not be construed to permit or allow a delay in paying Rent beyond the due date and will not affect Landlord’s right to impose a Late Charge as permitted in Section 3.03;

B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant;

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C. Failure of Tenant or any guarantor of Tenant’s obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;

D. The commencement by Tenant or any guarantor of Tenant’s obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

E. The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor: (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief that is not fully stayed within seven (7) business days after the entry thereof; and

F. Vacancy or abandonment by Tenant of any substantial portion of the Premises or cessation of the use of the Premises for the purpose leased and Tenant’s failure to pay Rent (inclusive of any increases in Landlord’s insurance premiums)

11.02 Remedies. Upon the occurrence of any Default listed in Section 11.01, Landlord may pursue any one or more of the following remedies without any prior notice or demand.

A. Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy that Landlord may have for possession of the Premises or Rent in arrears, enter upon and take possession of the Premises and expel Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for any claim for damages due to the termination of this Lease or termination of possession. Tenant shall pay to Landlord on demand the amount of all Rent and loss and damage Landlord may suffer by reason of the termination or inability to relet the Premises up to the date of termination, in addition to any other liabilities that survive the termination of this Lease.

B. Landlord may enter upon and take possession of the Premises, without terminating this Lease and without being liable for any claim for damages due to termination of possession, and expel Tenant and any other person who may be occupying the Premises or any part thereof. Landlord may relet the Premises and receive rent from the new occupant. Tenant agrees to pay to Landlord monthly, or on demand from time to time, any deficiency that may arise by reason of any such reletting. In determining the amount of the deficiency, professional service fees, reasonable attorneys’ fees, court costs, remodeling expenses and other costs of reletting will be subtracted from the amount of rent received from the new occupant.

C. Landlord may enter upon the Premises, without terminating this Lease and without being liable for any claim for damages due to such entry, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses that Landlord incurs in performing Tenant’s obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date spent until paid.

D. Landlord may sue Tenant for damages for breach of this Lease after Tenant’s Default and abandonment of the Premises, or after Landlord terminates Tenant’s possession and Tenant vacates the Premises, in which case the measure of damages is the sum of: (i) the unpaid Rent up to the date of the abandonment or vacancy, plus (ii) the difference between the Rent for the remainder of the Term after abandonment or vacancy, and the fair market rental value of this Lease for the remainder of the

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Term after abandonment or vacancy, such difference to be discounted to present value at a rate equal to the rate of interest that is allowed by law in the State of Texas when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of six percent (6%) per annum). Neither the enforcement or collection by Landlord of those amounts nor the payment by Tenant of those amounts will constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies that the Landlord may have with respect to any breach.

E. In addition to the foregoing remedies, Landlord may change or modify the locks on the Premises if Tenant fails to pay the Rent when due. Landlord will not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Premises unless and until Tenant pays Landlord all Rent that is delinquent. Tenant agrees that Landlord will not be liable for any damages resulting to the Tenant from the lockout. When Landlord changes or modifies the locks, Landlord or Landlord’s agent shall post a written notice in accordance with Section 93.002 of the Texas Property Code, or its successor statute. Tenant may be subject to legal liability if Tenant or Tenant’s representative tampers with any lock after the locks have been changed or modified.

F. No re-entry or taking possession of the Premises by Landlord will be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any re-entry, taking possession or reletting, Landlord may, at any time thereafter, elect to terminate this Lease for a previous Default. Pursuit of any of the foregoing remedies will not preclude pursuit of any other remedies provided by law, nor will pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the provisions in this Lease. Failure of Landlord to declare any Default immediately upon its occurrence, or failure to enforce one or more of Landlord’s remedies, or forbearance by Landlord to enforce one or more of Landlord’s remedies upon a Default, will not be deemed to constitute a waiver of any of Landlord’s remedies for any Default. Pursuit of any one of the remedies will not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of a Default by Tenant under this Lease, or the deficiency from any reletting, will include the expense of taking possession and any repairs performed by Landlord after a Default by Tenant. If Landlord terminates this Lease at any time for any Default, in addition to other Landlord’s remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the Default, including the cost of recovering the Premises and the Rent then remaining unpaid.

G. Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises. Landlord will have no duty to mitigate Landlord’s damages except as required by applicable law. Any duty imposed by law on Landlord to mitigate damages after a Default by Tenant will be satisfied if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(1) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

(2) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Property suitable for the prospective tenant’s use is (or soon will be) available;

(3) Landlord will not be obligated to lease the Premises to a Substitute Tenant for an amount less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Property, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Property;

(4) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would:

(i)	violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property;

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(ii)	adversely affect the reputation of the Property; or

(iii)	be incompatible with other uses of the Property.

(5) Landlord will not be obligated to enter into a lease with any Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to pay the Rent under the new lease and operate the Premises in a first class manner; and

(6) Landlord will not be required to spend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

(i)	Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with the Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default under this Lease); or

(ii)	Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the Substitute Tenant.

H. No right or remedy of Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy now or hereafter existing under this Lease, at law, in equity or by statute. Landlord will not be liable for any damages resulting to Tenant from any right or remedy exercised by Landlord, regardless of the cause, even if it is caused by the sole, joint or concurrent negligence of Landlord.

11.03 Notice of Default. Tenant shall give written notice of any failure by Landlord to perform any of Landlord’s obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord will not be in default under this Lease unless Landlord (or the ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant’s notice. However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord will not be in default if the cure is commenced within the 30-day period and is thereafter diligently pursued to completion.

11.04 Limitation of Landlord’s Liability. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises, or the leasehold estate under a ground lease of the Premises, at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such title or estate. Any Landlord who transfers its title, estate or other interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of the transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord, to the extent the Security Deposit has not then been applied under the terms of this Lease.

~~ARTICLE TWELVE~~

~~LANDLORD’S CONTRACTUAL LIEN~~

~~In addition to the statutory Landlord’s lien, Tenant hereby grants to Landlord a security interest to secure payment of all Rent and other sums of money becoming due under this Lease from Tenant, upon all inventory, goods, wares, equipment, fixtures, furniture and all other personal property of Tenant situated in or on the Premises, together with the proceeds from the sale thereof. Tenant may not remove such property without the consent of Landlord until all Rent in arrears and other sums then due to Landlord~~

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~~under this Lease have been paid. Upon the occurrence of a Default, Landlord may, in addition to any other remedies provided in this Lease or by law, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated in or on the Premises without liability for trespass or conversion, and sell the property at public or private sales, with or without having the property at the sale, after giving Tenant reasonable notice of the time and place of any such sale. Unless otherwise required by law, notice to Tenant of the sale will be deemed sufficient if given in the manner prescribed in this Lease at least ten (10) days before the time of the sale. Any public sale made under this Article will be deemed to have been conducted in a commercially reasonable manner if held on the Premises or where the property is located, after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county where the Premises is located for five (5) consecutive days before the date of the sale. Landlord or its assigns may purchase at a public sale and, unless prohibited by law, at a private sale. The proceeds from any disposition pursuant to this Article, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys’ fees and expenses), will be applied as a credit against the indebtedness secured by the security interest granted in this Article. Any surplus will be paid to Tenant or as otherwise required by law, and Tenant shall promptly pay any deficiencies. Landlord is authorized to file a financing statement to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Texas Business and Commerce Code in effect in the State of Texas. Provided Tenant is not in default under any of the terms of this Lease, upon written request by Tenant, Landlord shall deliver a written subordination of Landlord’s statutory and contractual liens to any liens and security interests securing any institutional third party financing of Tenant. Landlord shall not unreasonably withhold or delay the delivery of Landlord’s written subordination.~~

ARTICLE THIRTEEN

PROTECTION OF LENDERS

13.01 Subordination and Attornment. Landlord may subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord’s right to subordinate is subject to Landlord providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant’s right to peaceable possession of the Premises during the Term will not be disturbed if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize the transferee or successor as Landlord under this Lease. Tenant’s rights under this Lease are subordinate to any existing ground lease, deed of trust or mortgage encumbering the Premises. However, if any ground lessor, beneficiary or mortgagee elects to have this Lease be superior to its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, then this Lease will be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof.

13.02 Signing of Documents. Tenant shall sign and deliver any document that may be requested to evidence any/attornment or subordination, or any agreement to attorn or subordinate, as long as the document ~~is~~ contains the non-disturbance agreement described in and is otherwise consistent with the provisions of Section 13.01. If Tenant fails to do so within ten (10) days after a written request, Tenant shall be in default under this Lease. ~~hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver the attornment or subordination document.~~

13.03 Estoppel Certificates.

A. Upon Landlord’s written request, Tenant shall execute and deliver to Landlord a written statement certifying: (1) whether Tenant is an assignee or subtenant; (2) the Expiration Date of this Lease; (3) the number of renewal options under this Lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of this Lease have been changed since the original

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execution of this Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of this Lease (or if Landlord is claimed to be in default, stating why); (6) that Tenant has no claim against Landlord under this Lease and has no defense or right of offset against collection of Rent under this Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any Security Deposit and other deposits, if any; and (9) the identity and address of any guarantor of this Lease. Tenant shall deliver the statement to Landlord within ten (10) days after Landlord’s request. Landlord may forward any such statement to any prospective purchaser or lender of the Premises. The purchaser or lender may rely conclusively upon the statement as true and correct.

B. If Tenant does not deliver the written statement to Landlord within the ten (10) day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (2) that this Lease has not been terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent; and (5) that Landlord is not in default under this Lease. In such event, Tenant will be estopped from denying the truth of the presumed facts.

13.04 Tenant’s Financial Condition. Within ten (10) days after a written request from Landlord, but not more than two times in any calendar year, Tenant shall deliver to Landlord financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Premises. Tenant represents to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements will be confidential and will be used only for the purposes set forth in this Lease.

ARTICLE FOURTEEN

ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01 Tenant’s Compliance with Environmental Laws. Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant’s use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 14.05), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02 Tenant’s Indemnification. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Property by Tenant, or Tenant’s agents, employees, contractors or invitees without the prior written consent of Landlord. If the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in settlement of claims, reasonable attorneys’ fees, court costs, consultant fees and expert fees) that arise during or after the Term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government

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agency because of Hazardous Materials present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Materials on the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant’s sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord’s approval of such actions is first obtained.

14.03 Landlord’s Representations. Landlord represents, to the best of Landlord’s actual knowledge, that: (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property to date has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Property to date and that the soil or groundwater on or under the Property is free of Hazardous Materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing.

14.04 Landlord’s Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, including, without limitation, reasonable attorneys’ fees, court costs, consultant fees, and expert fees, which arise during or after the Term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present as a result of the negligence or willful conduct of Tenant. Without limiting the generality of the foregoing, the indemnification provided by this Section will specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local governmental authority.

14.05 Definition. For purposes of this Lease, the term “Hazardous Materials” means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Clean Water Act, as amended, the Water Pollution Control Act, as amended, the Solid Waste Disposal Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

14.06 Survival. The representations and indemnities contained in this Article Fourteen will survive the expiration or termination of this Lease.

~~ARTICLE FIFTEEN~~

~~PROFESSIONAL SERVICE FEES~~

~~15.01 Amount and Manner of Payment. Professional service Fees due to the Principal Broker and Cooperating Broker (together, the “Brokers”) will be calculated and paid as follows:~~

~~A. Lump Sum. Unless the box for Section 15.01B is checked in Section 1.13A, then Landlord agrees to pay to each of the Brokers a lump sum professional service Fee for negotiating this Lease, plus any applicable sales taxes, equal to: (i) the percentages stated in Section 1.13A of the total Base Rent to become due to Landlord during the Term, if the blanks for -percentages are completed; or (ii) the amounts per square foot in the Premises stated in Section 1.13A, if the blanks for amounts per square foot are completed. The Fees will be paid to the Brokers (i) one-half on the date of final execution of this Lease, and (ii) the balance on the Commencement Date of this Lease.~~

~~B. Monthly. If the box for this Section 15.01B is checked in Section 1.13A, then Landlord agrees to pay to each of the Brokers a monthly professional service Fee for negotiating this Lease, plus any applicable sales taxes, equal to the percentages stated in Section 1.13A of each monthly Base Rent payment at the time the payment is due.~~

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~~15.02 Payments on Renewal, Expansion or New Lease. Subject to the termination date stated in this Section below, if Tenant or Tenant’s successors or assigns: (a) exercises any right or option to renew or extend the Term (whether contained in this Lease or in any amendment to this Lease) or enters into a new lease covering the Premises, a portion of the Premises, or the Premises and additional space; or (b) enters into any new lease, expansion or other rental agreement as to any premises located on or constituting all or part of any real property owned by Landlord adjacent to the Property, then Landlord shall pay to each of the Brokers an additional Fee covering the full period of the renewal, extension, new lease, expansion or other rental agreement. The additional Fees will be due on the date of exercise of a renewal option, or the date of execution in the ease of a new lease, expansion or other agreement. The additional Fees will be computed and paid under Section 15.01A or Section 15.01B above (whichever has been made applicable under Section 1.13), as if a new lease had boon made for such period of time. The Brokers’ right to receive these additional Fees will terminate on the date that is ten years after the expiration of the Term of this Lease, as amended or extended.~~

~~15.03 Payments on Sale. Subject to the termination date stated in this Section below, if Tenant or Tenant’s successors or assigns, purchases the Premises pursuant to a purchase option contained in this Lease (or in any amendment to this Lease or any other agreement) or otherwise purchases the Premises, the Property or any portion of either the Premises or the Property, then Landlord shall pay to each of the Brokers a Fee equal to the percentages stated in Section 1.13B of the purchase price, payable in Good Funds at the closing. Upon the closing of a sale to Tenant, any monthly lease Fees will terminate upon payment of the Fee on the sale. The Brokers’ right to receive these additional Fees will terminate on the date that is ten years after the expiration of the Term of this Lease, as amended or extended.~~

~~15.04 Other Brokers. Both Landlord and Tenant represent to the other party that they have had no dealings with any person, firm or agent in the negotiation of this Lease other than the Broker(s) named in this Lease, and no other broker, agent, person, firm or entity other than the Broker(s) is entitled to any commission or fee in connection with this Lease.~~

~~15.05. Landlord’s Liability. Landlord will be liable for payment of all Fees solely to the Brokers, and Landlord will not be obligated to pay any claims by any undisclosed broker. The Principal Broker may pay a portion of the Fee to any Cooperating Broker pursuant to a separate agreement between the Brokers.~~

~~15.06 Joint Liability of Tenant. If Tenant enters into any new lease, extension, renewal, expansion, or other agreement to rent, occupy, or purchase any property described in Section 15.02 or Section 15.03 within the time specified in those Sections, the negotiations must be communicated through the Principal Broker (which may be done through the Cooperating Broker), otherwise Tenant will be jointly and severally liable with Landlord for any payments due or to become due to the Principal Broker.~~

~~15.07 Assumption on Sale. In the event of a sale or other transfer of the Premises by Landlord, Landlord shall assign this Lease to the purchaser or other transferee, and obtain from the purchaser or other transferee on Assumption Agreement in recordable form whereby the purchaser or other transferee agrees to pay the Brokers all Fees payable under this Lease. Landlord shall deliver a fully executed original counterpart of the Assumption Agreement to each of the Brokers upon the closing of the sale or other transfer of the Premises. Landlord will be released from personal liability for subsequent payments of Fees payable under this Lease only upon the delivery of the Assumption Agreement to the Brokers.~~

~~15.08 Termination. Landlord and Tenant agree that the Brokers are third party beneficiaries of this Lease with respect to the Fees, and that no change may be made by Landlord or Tenant as to the time of payment, amount of payment or the conditions for payment of the Fees without the written consent of the Brokers. The termination of this Lease by the mutual agreement of Landlord and Tenant will not affect the right of the Brokers to continue to receive the Fees agreed-to be paid under this Lease, just as if Tenant had continued to occupy the Premises and had paid the Rent during the entire Term. Amendment or termination of this Lease under Article Eight (Damage or Destruction) and Article Nine (Condemnation) will not amend or terminate the Brokers’ right to collect the Fees.~~

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~~15.09 Intermediary Relationship.~~

~~A. If either of the Brokers has indicated in Section 1.11 or Section 1.12 that they are acting as an intermediary, then Landlord and Tenant hereby authorize the applicable Broker(s) to act as an intermediary between Landlord and Tenant in connection with this Lease, and acknowledge that the source of any expected compensation to the Brokers will be Landlord, and the Brokers may also be paid a fee by Tenant. A real estate broker who acts as an intermediary between parties in a transaction:~~

~~(1) may not disclose to Tenant that Landlord will accept a rent less than the asking rent unless otherwise instructed in a separate writing by Landlord;~~

~~(2) may not disclose to Landlord that Tenant will pay a rent greater than the rental submitted in a written offer to Landlord unless otherwise instructed in a separate writing by Tenant;~~

~~(3) may not disclose any confidential information, or any information a party specifically instructs the real estate broker in writing not to disclose, unless otherwise instructed in a separate writing by the respective party or required to disclose such information by the Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property;~~

~~(4) shall treat all parties to the transaction honestly; and~~

~~(5) shall comply with the Texas Real Estate License Act.~~

~~B. Appointments. Brokers are authorized to appoint, by providing written notice to the parties, one or more licensees associated with Brokers to communicate with and carry out instructions of one party, and one or more other licensees associated with Brokers to communicate with and carry out instructions of the other party or parties. During negotiations, an appointed licensee may provide opinions and advice to the party to whom the licensee is appointed.~~

ARTICLE SIXTEEN

MISCELLANEOUS AND ADDITIONAL PROVISIONS

~~16.01 Disclosure. Landlord and Tenant understand that a real estate broker is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture or the ADA. The Brokers hereby advise-Tenant to seek expert assistance on such matters. Brokers do not investigate a property’s compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition. If the Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased. Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Premises and the Property. In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Premises and the Property before signing this Lease. Tenant acknowledges and agrees that neither the Principal Broker nor any Cooperating Broker has made any representation to Tenant with respect to the condition of the Premises, and that Tenant is relying exclusively upon Tenant’s own investigations and the representations of Landlord, if any, with respect to the condition of the Premises. Landlord and Tenant agree to hold the Brokers harmless from any and all damages, claims, costs and expenses-resulting-from or related to Landlord’s furnishing to the Brokers any inaccurate information with respect to the Premises, or Landlord’s concealing any material information with respect to the Premises. Landlord and Tenant hereby agree to indemnify and defend the Brokers against any and all liabilities,~~

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~~claims, debts, damages, costs, or expenses, including but not limited to reasonable attorneys’ fees and court costs, related to or arising out of or in any way connected to (a) representations concerning matters properly the subject of advice by experts; or (b) any dispute directly between Landlord and Tenant regarding this Lease. In addition, to the extent permitted by applicable law, the Brokers’ liability for errors, omissions, or negligence is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.~~

16.02 Force Majeure. If performance by Landlord of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord, the period for performance of the term, condition or covenant will be extended for a period equal to the period Landlord is so delayed or prevented.

16.03 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular will include the plural and the plural will include the singular, and the masculine, feminine and neuter genders will each include the other.

16.04 Waivers. Any waivers of any provisions of this Lease must be in writing and signed by the waiving party. Landlord’s delay or failure to enforce any provisions of this Lease or Landlord’s acceptance of late installments of Rent will not be a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a check from Tenant or in a letter accompanying a check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05 Severability. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable will not invalidate the remainder of that provision or any other provision of this Lease, which will remain in full force and effect.

16.06 Joint and Several Liability. All parties signing this Lease as Tenant will be jointly and severally liable for all obligations of Tenant. Tenant will be responsible for the conduct, acts and omissions of Tenant’s agents, employees, customers, contractors, invitees, agents, successors or others using the Premises with Tenant’s express or implied permission.

16.07 Amendments or Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective unless made a part of this Lease. All amendments to this Lease must be in writing and signed by all parties.

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16.08 Notices. All notices and other communications required or permitted under this Lease must be in writing and will be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission (“Fax”) with confirmation of delivery; or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified in Article One of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, certified mail, return receipt requested, postage prepaid, and properly addressed to the intended recipient as set forth in Article One. Notices sent by any other means will be deemed delivered when actually received, with proof of delivery. After possession of the Premises by Tenant, Tenant’s address for notice purposes will be the address of the Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose. Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above. ~~Copies of all notices should also be delivered to the Brokers, but failure to notify the Brokers will not cause an otherwise properly delivered notice to be ineffective.~~ Also, copies of all notices must also be delivered to the following persons [if the blanks have been completed]:

Copies of notices to Landlord are to be delivered to:
Elizabeth Tindall
Address:	630 North Freeway, Suite 300
Fort Worth, TX 76102
Telephone:	817-870-3677	Fax:	817-870-1218
Email:	etindall@tindallrecord.com

Copies of notices to Tenant are to be delivered to:
Outdoor Channel Holdings, Inc.				Attn: R. David Bolls III
Address:	43445 Business Park Drive, Suite 103			Assistant General Counsel
Temecula, CA 92590				Sr. V.P., Business & Legal Affairs
Telephone:	951-699-6991	Fax:	951-676-9260
Email:	dbolls@outdoorchannel.com

16.09 Attorneys’ Fees. If, on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease ~~(including, but not limited to, the Brokers)~~, it becomes necessary for a party to employ a third party attorney that is not an employee and/or partner of the Landlord, Tenant or any guarantor to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys’ fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

16.10 Venue. All obligations under this Lease, ~~including; but not limited to, the payment of Fees to the Brokers,~~ will be performed and payable in the county in which the Property is located. The laws of the State of Texas will govern this Lease.

16.11 Survival. All obligations of any party to this Lease that are not fulfilled at the expiration or the termination of this Lease will survive such expiration or termination as continuing obligations of the party.

16.12 Binding Effect. This Lease will inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors and assigns. However, Landlord will not have any obligation to Tenant’s successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

~~16.13 Right to Claim a Lien. If a commission agreement or other agreement to pay Fees to the Brokers is not included in this Lease, then be advised that pursuant to Chapter 62 of the Texas Property Code, each Broker hereby discloses the Broker’s right to claim a lion-based on a separate written commission agreement or other agreement to pay Fees to the Broker, and this disclosure is incorporated in the commission agreement or other agreement to pay Fees.~~

16.14 Patriot Act Representation. Landlord and Tenant each represent to the other that: (1) its property interests are not blocked by Executive Order No. 13224, 66 Fed. Reg. 49079; (2) it is not a person listed on the Specially Designated Nationals and Blocked Persons list of the Office of Foreign Assets Control of the United States Department of the Treasury; and (3) it is not acting for or on behalf of any person on that list.

16.15 Offer. The execution of this Lease by the first party to do so constitutes an offer to lease the Premises. Unless this Lease is signed by the other party and a fully executed copy is delivered to the first party within ten (10) days after the date of execution by the first party, such offer to lease will be deemed automatically withdrawn. Any acceptance of an offer that has been withdrawn will only be effective if the party that withdrew the offer subsequently agrees to the acceptance either in writing or by course of conduct.

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16.16 Additional Provisions. Landlord and Tenant agree to any provisions set forth on the attached Addendum J – Additional Provisions Addendum, and the following additional provisions [if any]:

16.17 Consult an Attorney. This Lease is an enforceable, legally binding agreement. Read it carefully. By executing this Lease, Landlord and Tenant each agree to the provisions contained in this Lease.

This Lease has been executed as of the Effective Date.

LANDLORD:

Tindall Properties, Ltd.

By: Tindall Corporation, general partner

By:

J. Scott Tindall, President

Date of Execution: April 22, 2011

TENANT:

Skycam, LLC, a Delaware limited liability company

By:
Thomas E. Hornish, Operating Officer, General Counsel and Secretary

By:
Thomas D. Allen, Chief Financial Officer, Treasurer and Controller

Date of Execution: April 21, 2011

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QC/TEST AREA
189'-0"
WAREHOUSE
40,515 SF
TECHNICAL WORK
AREA
20'x40'x8'H. STORAGE
AREA WITH SECURITY
FENCE

SQUARE FOOTAGES	
1ST FLOOR	2,062
2ND FLOOR	2,062
WAREHOUSE	40,515
TOTAL	44,639 SF

	01	EXHIBIT B
	NO SCALE	

Halbach•Dietz Architects

OFFICE/WAREHOUSE SPACE
FOR

SKYCAM
TINDALL CENTER

FORT WORTH, TEXAS

Date	04/11/2011
Project No.	11014
Phase:	SCHEMATIC DESIGN
Sheet No.	SD.1.2

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “A” TO LEASE

EXPENSE REIMBURSEMENT

Address of the Premises:	630 North Freeway, Suite 350, Fort Worth, TX 76102

1. Expense Reimbursement. Tenant shall pay Landlord as additional Rent a portion of the following expenses (collectively the “Reimbursement”) that are incurred by or assessed against the Premises [check all boxes that apply]:

☑  Real Estate Taxes (defined in Section 4.a. below);

☑  Insurance Premiums (defined in Section 4.b. below);

☑  Common Area Maintenance (CAM) Expenses (defined in Section 4.c. below);

☐  Operating Expenses (defined in Section 4.d. below);

☐  Roof and Structural Maintenance Expenses (defined in Section 4.e. below); and

☐  Utilities (defined in Section 4.f. below).

2. Expense Reimbursement Limitations. The amount of Tenant’s Reimbursement will be determined by one of the following methods as described below [check only one]:

☐  Base Year or Expense Stop Adjustment (defined in Section 5 below);

☑  Pro Rata Adjustment (defined in Section 6 below);

☐  Fixed Amount Adjustment (defined in Section 7 below); or

☐  Net Lease Provisions (defined in Section 8 below).

3. Expense Reimbursement Payments. Tenant agrees to pay any end-of-year lump sum Reimbursement within thirty (30) days after receiving an invoice from Landlord. Any time during the Term, Landlord may direct Tenant to pay monthly an estimated portion of the projected future Reimbursement amount. Any such payment directed by Landlord will be due and payable monthly on the same day that the Base Rent is due. Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge on any Reimbursement payments that are not actually received by Landlord on or before the due date, in the amount and manner set forth in Section 3.03 of this Lease. Any Reimbursement relating to partial calendar years will be prorated accordingly. If Tenant’s Pro Rata Share is not expressed in Section 1.04.E of this Lease, then Tenant’s Pro Rata Share of such Reimbursements will be based on the square footage of useable area contained in the Premises in proportion to the square footage of useable building area of the Property. Tenant may audit or examine those items of expense in Landlord’s records that relate to Tenant’s obligations under this Lease. Landlord shall promptly refund to Tenant any overpayment that is established by an audit or examination. If the audit or examination reveals an error of more than five percent (5%) over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination.

4. Definitions.

a. Real Estate Taxes. “Real Estate Taxes” means all general real estate taxes, ad valorem taxes, general and special assessments, parking surcharges, rent taxes, franchise taxes, margin taxes, and other similar governmental charges levied against or applicable to the Property for each calendar year.

b. Insurance Premiums. “Insurance Premiums” means all Landlord’s insurance premiums attributable to the Property, including but not limited to insurance for fire, casualty, general liability, property damage, medical expenses, extended coverage, and loss of rents coverage for up to twelve (12) months’ Rent.

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c. Common Area Maintenance Expenses. “Common Area Maintenance Expenses” (or “CAM”) means all costs of maintenance, inspection and repairs of the Common Areas of the Property, including, but not limited to, those costs for security, lighting, painting, cleaning, decorations and fixtures, Utilities, ice and snow removal, trash disposal, project signs, roof repairs, pest control, project promotional expenses, property owners’ association dues, wages and salary costs of maintenance personnel, and other expenses benefiting all the Property that may be incurred by Landlord, in its discretion, including sales taxes and a reasonable service charge for the administration thereof. The term “Common Areas” is defined as that part of the Property intended for the collective use of all tenants including, but not limited to, the parking areas, driveways, loading areas, landscaping, gutters and downspouts, plumbing, electrical systems, ~~HVAC systems~~, roof, exterior walls, sidewalks, ~~malls, promenades (enclosed or otherwise), meeting rooms, doors, windows, corridors and public rest rooms.~~ CAM does not include the cost of capital improvements, the cost of management office equipment and furnishings, depreciation on Landlord’s original investment, the cost of tenant improvements, real estate brokers’ fees, advertising of space for lease, or interest or depreciation on capital investments.

d. Operating Expenses. “Operating Expenses” means all costs of ownership, building management, maintenance, repairs and operation of the Property, including but not limited to roof and structural maintenance, Real Estate Taxes, Insurance Premiums, CAM Expenses, reasonable management fees, wages and salary costs of building management personnel, overhead and operational costs of a management office, janitorial, Utilities, and professional services such as accounting and legal fees. Operating Expenses do not include the cost of capital improvements, the cost of management office equipment and furnishings, depreciation on Landlord’s original investment, the cost of tenant improvements, real estate brokers’ fees, advertising of space for lease, or interest or depreciation on capital investments.

e. Roof and Structural Maintenance Expenses. “Roof and Structural Maintenance Expenses” means all costs of maintenance, repair and replacement of the roof, roof deck, flashings, skylights, foundation, floor slabs, structural components and the structural soundness of the building in general.

f. Utilities. “Utilities” means charges for electricity, gas, water, sewer, storm water disposal, trash removal, telephone, Internet access and other communication services, and any other services that are commonly understood to be utilities, including initial connection charges.

5. Base Year or Expense Stop Adjustment. Tenant shall pay to Landlord as additional Rent Tenant’s Pro Rata Share of increases in Landlord’s Real Estate Taxes, Insurance Premiums, CAM Expenses, Operating Expenses, Roof and Structural Maintenance Expenses and/or Utilities, whichever are applicable, for the Property for any calendar year during the Term or during any Extension of this Lease, over [check only one]:

☐	a. Such amounts paid by Landlord for the Base Year , or

☐	b. $ per square foot of floor area (as set forth in Section 1.04D) per year.

6. Pro Rata Adjustment. Tenant shall pay to Landlord as additional Rent Tenant’s Pro Rata Share of the total amount of Landlord’s Real Estate Taxes, Insurance Premiums, CAM Expenses, Operating Expenses, Roof and Structural Maintenance Expenses and/or Utilities, whichever are applicable, for every calendar year during the Term and during any extension of this Lease.

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7. Fixed Amount Adjustment. Tenant shall pay to Landlord as additional Rent the following monthly amounts as Tenant’s Reimbursement to Landlord for the applicable expenses that are incurred by or assessed against the Property:

Real Estate Taxes	$	per month.
Insurance Premiums	$	per month.
CAM Expenses	$	per month.
Operating Expenses	$	per month.
Roof & Structural Maintenance Expenses	$	per month.
Utilities	$	per month.

8. Net Lease Provisions. Notwithstanding anything contained in this Lease to the contrary in Section 6.02, Article Seven or otherwise, Tenant shall be responsible for paying Tenant’s Pro Rata Share of all costs of compliance with laws, ownership, maintenance, repairs, replacements, operation of the Premises, and operation of the Property, including but not limited to all costs of Real Estate Taxes, Insurance Premiums, Common Area Maintenance Expenses, Operating Expenses, Roof and Structural Maintenance Expenses, and Utilities.

9. ☐ Gross-Up Provisions. [Check this only if applicable.] If the Property is a multi-tenant building and is not fully occupied during the Base Year or any portion of the Term, an adjustment will be made in computing the variable costs for the Base Year and each applicable calendar year of the Term. Variable costs will include only those items of expense that vary directly proportionately to the occupancy of the Property. Variable costs that are included in the CAM, Operating Expenses and Utilities will be increased proportionately to the amounts that, in Landlord’s reasonable judgment, would have been incurred had ninety-five percent (95%) of the useable area of the Property been occupied during those years.

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ADDENDUM “A” TO LEASE – Page 3

©NTCAR 2008 – Form No. 2 (9/08)

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “B” TO LEASE

RENEWAL OPTIONS

Address of the Premises:	630 North Freeway, Suite 350, Fort Worth, TX 76102

1. Option to Extend the Term. Landlord grants to Tenant one (1) option(s) (each an “Option”) to extend the Term for an additional term of thirty-six (36) months each (the “Extension”), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice delivered to the Landlord no earlier than three hundred sixty (        ) days before, and no later than one hundred eighty (        ) days before, the expiration of the Term or the preceding Extension of the Term, whichever is applicable. If Tenant fails to deliver to Landlord a written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options will lapse, and there will be no further right to extend the Term. Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default beyond any applicable notice and cure periods under any of the provisions of this Lease. The Options are personal to Tenant and may not be exercised by an assignee or subtenant without Landlord’s written consent.

2. Calculation of Rent. The Base Rent during the Extension(s) will be determined by one of the following methods [check one]:

☑	A. Fair Market Rental. The Base Rent during the Extension will be the greater of: (i) $4.50/sq.ft. per year and (ii) Fair Market Rental determined as follows:

☑	a. The “Fair Market Rental” of the Premises means the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of Premises comparable to the Premises if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of the Premises by Tenant. Upon proper written notice by Tenant to Landlord of Tenant’s intention to elect to exercise the renewal Option, Landlord shall, within twenty (20) days thereafter, notify Tenant in writing of Landlord’s proposed Fair Market Rental amount, and Tenant shall thereupon notify Landlord of Tenant’s acceptance or rejection of Landlord’s proposed amount. Failure of Tenant to reject Landlord’s Fair Market Rental amount within fifteen (15) days after receipt of Landlord’s notice will be deemed Tenant’s acceptance of Landlord’s proposed Fair Market Rental amount.

☑	b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount within forty (40) days following the exercise of the Option, the Fair Market Rental for the Extension will be determined by the following appraisal process. Landlord and Tenant shall endeavor in good faith to select a single Appraiser. The term “Appraiser” means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property. If Landlord and Tenant are able to agree upon and select a single Appraiser, that Appraiser will determine the Fair Market Rental for the Extension.

If Landlord and Tenant are unable to agree upon a single Appraiser within ten (10) days after the end of the forty day period, each will then appoint one Appraiser by written notice to the other, given within seven (7) days after the end of the forty day period. Within five (5) business days after the two Appraisers are appointed, the two Appraisers will appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed will determine the Fair Market Rental amount of the Premises. Each party will bear the cost of the appraiser appointed by it and the parties will share equally the cost of the third appraiser. The Fair Market Rental of the Premises will be the average of two of the three appraisals that are closest in amount, and the third appraisal will be disregarded.

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ADDENDUM “B” TO LEASE – Page 1

©NTCAR 2008 – Form No. 2 (9/08)

☑	c. In no event will the Base Rent be reduced for any Extension, regardless of the Fair Market Rental determined by any appraisal. If the Fair Market Rental is not determined before the commencement of the Extension, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Premises immediately before the Extension until the Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent.

☐	B. Consumer Price Index Adjustment. The monthly Base Rent during the Extension will be determined by multiplying the monthly installment of Base Rent during the last month of the Term by a fraction determined as follows:

a.	The numerator will be the Latest Index that means either [check one]:

☐ (1) the Index published for the nearest calendar month preceding the first day of the Extension, or

☐ (2) the Index for the month of                      preceding the first day of the Extension.

b.	The denominator will be the Initial Index that means either [check one]:

☐ (1) the Index published for the nearest calendar month preceding the Commencement Date, or

☐ (2) the Index for the month of                      preceding the Commencement Date.

[If no blanks are filled in above, the choice (1) including the phrase “the nearest calendar month preceding” will apply. If the Index is not yet published for the nearest calendar month preceding the applicable date, then “the nearest calendar month” means the first month preceding the applicable date for which the Index is published].

c. The Index means the Consumer Price Index (CPI) for All Urban Consumers (All Items) U.S. City Average (unless this box is checked ☐ in which case the CPI for the Dallas/Fort Worth Consolidated Metropolitan Statistical Area will be used) published by the U. S. Department of Labor, Bureau of Labor Statistics (Base Index of 1982-84 =100). If the Index is discontinued or revised, the new index or computation that replaces the Index will be used in order to obtain substantially the same result as would have been obtained if it had not been discontinued or revised. If such computation would reduce the Rent for the particular Extension, it will be disregarded, and the Rent during the immediately preceding period will apply instead.

☐	C. Fixed Rental Adjustments. The monthly installments of Base Rent during the Extension(s) will be increased beginning on the following dates to these amounts:

Date:	Amount: $
Date:	Amount: $
Date:	Amount: $
Date:	Amount: $

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ADDENDUM “B” TO LEASE – Page 2

©NTCAR 2008 – Form No. 2 (9/08)

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “C” TO LEASE

BASE RENT PAYMENT SCHEDULE

Address of the Premises:	630 North Freeway, Suite 350, Fort Worth, TX 76102

[If each monthly installment of Base Rent is the same amount for the entire Term of the Lease, then that amount is set forth in Section 1.06, and there is no need for this Addendum].

Variable Amounts of Base Rent Payments During the Term. On or before the first day of each month during the Term of this Lease, Tenant shall pay monthly installments of Base Rent as follows:

Beginning month	1	to month	5		$0.00 ;
Beginning month	6	to month	41		$14,879.67 ;
Beginning month	42	to month	77		$15,809.65 ;
Beginning month		to month		$	;
Beginning month		to month		$	;
Beginning month		to month		$	;

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ADDENDUM “C” TO LEASE – Solo Page

©NTCAR 2008 – Form No. 2 (9/08)

ADDENDUM “F” TO LEASE

GUARANTY

Address of the Premises: 630 North Freeway, Suite 350, Fort Worth, TX 76102

1. In order to induce Tindall Properties, Ltd. (“Landlord”) to execute the Commercial Lease Agreement (the “Lease”) with Skycam, LLC (“Tenant”) for the Premises described above in Tarrant County, State of Texas, the undersigned (the “Guarantor,” whether one or more than one) has guaranteed and by this instrument does hereby guarantee the full payment and performance of all liabilities, obligations, and duties (including but not limited to maintenance and the payment of Rent) imposed upon Tenant under the terms of the Lease, as if Guarantor had executed the Lease as Tenant.

2. Guarantor hereby waives notice of acceptance, modification, extension and default of this Guaranty and all other notices in connection with this Guaranty or in connection with the liabilities, obligations, and duties guaranteed hereby, including notices of default by Tenant under the Lease, and waives diligence, presentment, and suit on the part of Landlord in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor waives all rights arising under Chapter 34 of the Texas Business and Commerce Code. Guarantor waives all rights to claim any defense arising out of lack of diligence; any failure to pursue Tenant; loss or impairment of any right of subrogation or reimbursement; release of any other guarantor or collateral; death, insolvency, or lack of corporate authority of Tenant; and waiver, release, or election, based on Landlord’s or Tenant’s rights and obligations under the Lease and the enforcement of its terms.

3. Landlord will not be first required to enforce against Tenant or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereof against Guarantor. This Guaranty is a primary, irrevocable, and unconditional guaranty of payment and performance and not of collection and is independent of Tenant’s obligations under the Lease. Suit may be brought and maintained against Guarantor by Landlord to enforce any liability, obligation, or duty guaranteed hereby without joinder of Tenant or any other person. The liability of Guarantor will not be affected by any indulgence, compromise, settlement, or variation of terms that may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and will not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the United States Bankruptcy Code, or any similar law or statute of the United States or any state thereof. Guarantor will not be released by any extensions, amendments, assignments, subleases, or other modifications of the Lease that Landlord and Tenant may enter into at any time without notice to or consent by Guarantor. Guarantor will remain fully liable for the payment and performance of all liabilities, obligations, and duties of Tenant under the Lease as so extended, amended, assigned, subleased, or otherwise modified.

4. Other agreements similar to this Guaranty may, at Landlord’s sole option and discretion, be executed by other persons with respect to the Lease. This Guaranty will be cumulative of any such agreements and the liabilities and obligations of Guarantor under this Guaranty will not be affected or diminished by reason of such other agreements. Moreover, if Landlord obtains signatures of more than one guarantor on this Guaranty, or Landlord obtains additional guaranty agreements, or both, Guarantor agrees that Landlord, in Landlord’s sole discretion, may (i) bring suit against all guarantors of the Lease, jointly and severally, or against any one or more of them, (ii) settle with any one or more of the guarantors for such consideration as Landlord may choose, and (iii) release one or more of the guarantors from liability. No such action will impair the rights of Landlord to enforce this Guaranty against any Guarantor.

5. If Landlord employs an attorney to present, enforce, or defend any of Landlord’s rights or remedies under this Guaranty, Guarantor will pay Landlord’s reasonable attorney’s fees and court costs.

6. This Guaranty will be binding upon Guarantor and Guarantor’s successors, heirs, executors, and administrators, and will inure to the benefit of Landlord and Landlord’s successors, heirs, executors, administrators, and assigns.

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ADDENDUM “F” TO LEASE – Page 1

EXECUTED to be effective as of Effective Date of the Lease.

GUARANTOR:

Outdoor Channel Holdings, Inc., a Delaware corporation

By:
Thomas E. Homish, EVP, Chief Operating Officer, General Counsel & Secretary

By:
Thomas Allen, EVP & Chief Financial Officer

State of California

County of Riverside

On                      before me                                          personally appeared Thomas E. Homish, EVP, Chief Operating Officer, General Counsel & Secretary of Outdoor Channel Holdings, Inc.,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Place Notary Seal Above
Signature
Signature of Notary Public

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ADDENDUM “F” TO LEASE – Page 2

State of California

County of Riverside

On                      before me                                          personally appeared Thomas Allen, EVP & Chief Financial Officer of Outdoor Channel Holdings, Inc.,

who approved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Place Notary Seal Above
Signature
Signature of Notary Public

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ADDENDUM “F” TO LEASE – Page 3

ADDENDUM “G” TO LEASE

CONSTRUCTION OF IMPROVEMENTS

Address of the Premises: 630 North Freeway, Suite 350, Fort Worth, TX 76102

1. Plans. Landlord agrees to construct interior finishes and other improvements to the Premises (including the necessary mains, conduits, pipes, tubes, wires, and other facilities to make water, sewer, gas, telephone and electricity available to the Premises) in accordance with plans and specifications (the “Plans”) to be promptly prepared by Landlord and delivered to Tenant. Upon approval by Tenant, two or more sets of the Plans will be signed by both parties, with one signed set retained by Tenant. Changes to the Plans may be made only by written amendments signed by both parties. For the August 1, 2011, Commencement Date to be achieved, the Plans must be finally approved and signed by both parties on or before April 15, 2011 (the “Approval Deadline”). Any delay in approval of the Plans past the Approval Deadline will be treated as a “delay caused by Tenant” in Section 11 hereinbelow.

2. Estimated Construction Cost. After Tenant approval of the Plans, Landlord will promptly cause to be prepared a preliminary estimate of the cost of such interior finishes and other improvements to the Premises, inclusive of all design fees incurred in connection with preparation of the Plans (and revisions thereto), and all associated permits, but excluding the cost of construction of the demising wall separating the Premises from the adjacent tenant space and the cost of purchasing, permitting and installing the LULA (hereinafter defined) (the “Estimated Construction Cost”). If the Estimated Construction Cost does not exceed the Allowance (hereinafter defined), Landlord shall request, and Tenant shall grant, written approval thereof. If the Estimated Construction Cost is more than the Allowance, Landlord will so notify Tenant in writing and Tenant will either:

a.	Agree in writing to pay the amount by which the Estimated Construction Cost exceeds the Allowance promptly upon request therefor by Landlord; or

b.	Agree to reduce the extent of the interior finishes and other improvements to the Premises, to be reflected on revised Plans, in order to assure that the Estimated Construction Cost is either:

(1)	No more than the Allowance; or

(2)	Exceeds the Allowance by an amount which Tenant agrees to pay pursuant to clause a immediately above.

If Tenant does not fulfill its obligations in this Section 2 by May 25, 2011 (the “Budget Deadline”), Landlord shall have the right to terminate this Lease, and the provisions of Section 2.01 of this Lease respect of reimbursement of Landlord’s expenses shall apply. Upon Tenant’s timely fulfillment of its obligations in this Section 2 prior to the Budget Deadline, the budget (“Budget”) will be established. For the August 1, 2011, Commencement Date to be achieved, the Budget must be established on or before the Approval Deadline. Any delay past the Approval Deadline will be treated against Tenant as a “delay caused by Tenant” in Section 11 hereinbelow.

3. Construction of Improvements.

a. Landlord has been advised that, in order to convert the second floor of the Premises from storage to office uses in compliance with Texas Architectural Barriers laws (Chapter 469 of the Texas Government Code) Landlord must install an elevator. As the economics of this Lease do not justify such expenditure, Landlord has obtained a variance from the Texas Department of Licensing and Regulation to permit installation of a “Limited Use Limited Application” elevator (“LULA”) as the accessible route to the second floor office portion of the Premises.

b. Upon issuance of the permits described in Section 3.c below, Landlord will promptly order the LULA equipment. However, Landlord has been advised that there is an approximate 12-week lead time for delivery of the LULA equipment. In order to be responsive to Tenant’s desired August 1,

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ADDENDUM “G” TO LEASE – Page 1

2011, Commencement Date, Landlord intends to apply for separate permits, one pertaining to the improvements shown on the Plans and the other for installation of the elevator shaft to accommodate the LULA, such that, for purposes of determining “Substantial Completion” in Section 8 below, a Certificate of Occupancy may be issued in respect of the Premises without requiring completion and closure of the elevator shaft. The elevator shaft will be completed (and closed) promptly after delivery and installation of the LULA equipment, and thereafter Landlord will apply for a “Notice of Substantial Compliance” from the Texas Department of Licensing and Regulation (“TDLR Notice”).

c. Upon approval of the Plans and the Budget, Landlord will promptly cause application to be made to the appropriate governmental authorities for the issuance of permits. After issuance of such permits, Landlord shall promptly begin construction and pursue the construction to its completion with reasonable diligence and in a good and workmanlike manner, commencing with construction of the demising wall separating the Premises from the adjacent tenant space. The references in this Addendum “G” to improvements specified in and/or to be completed pursuant to the Plans shall not be deemed to include the LULA.

4. Change Orders.

a. Changes. Tenant may authorize changes to the work during construction only by written instructions to Landlord. All such changes will be subject to Landlord’s prior written approval. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant’s approval, a Change Order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor’s costs and fees, projected delays to the August 1, 2011, Commencement Date, and the cost of Landlord’s overhead. If Tenant fails to approve such Change Order within 10 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord’s receipt of Tenant’s approval and payment of any increase to the Budget associated therewith, Landlord will proceed with the change. Any delays due to issuance, processing and, if applicable, execution of any such Change Order shall be treated as a “delay caused by Tenant” in Section 11 hereinbelow.

b. Landlord’s Approval. Landlord, in its sole discretion, may withhold its approval of any requested Change Order that exceeds or adversely affects the structural integrity of the building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the building; Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the building; Landlord reasonably believes will reduce the market value of the Premises or the building at the end of the Term; or does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises.

5. Estimated Completion Date. It is estimated by Landlord that the improvements specified in the Plans will be completed by the August 1, 2011 Commencement Date.

6. Notice of Completion. Landlord shall deliver a written notice to Tenant that the improvements have been completed in accordance with the Plans, specifying the date (the “Date of Completion”) the improvements were completed, within two (2) days after the Date of Completion. Tenant shall then promptly inspect the improvements, and if they have in fact been completed in accordance with the Plans, then the Term will begin upon the Date of Completion or the Commencement Date, whichever is later.

7. Objections. If Tenant reasonably determines that the improvements have not been completed in accordance with the Plans, Tenant may deliver a written notice to Landlord specifying the incomplete items. If Tenant does not, within ten (10) days after Landlord’s notice of completion, deliver such a written notice to Landlord, then Tenant will be deemed to have approved the improvements as constructed (except for latent defects) and the Date of Completion stated in Landlord’s notice will be the Date of Completion. If the improvements have not in fact been completed in accordance with the Plans, and Tenant has delivered to Landlord a written notice specifying the incomplete items, then Landlord shall promptly proceed to finish the incomplete items, and the Term will begin upon the date the items are in fact complete.

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ADDENDUM “G” TO LEASE – Page 2

8. Substantial Completion. Completion, as used in this Addendum, means Substantial Completion. “Substantial Completion” will be deemed to have occurred when (i) a Certificate of Occupancy is issued by the local municipal authorities that have jurisdiction over the Premises, and (ii) the construction is sufficiently complete in accordance with the Plans so that Tenant is able to occupy the Premises for the Permitted Use, except for minor “punch list” items remaining to be completed.

9. Letter of Acceptance. Upon Substantial Completion of the improvements to the Premises, Tenant agrees to execute and deliver to Landlord, with a copy to the Principal Broker, a letter (the “Letter of Acceptance”) addressed to Landlord and signed by Tenant (or Tenant’s authorized representative) acknowledging: (i) that construction has been completed in accordance with the Plans; (ii) acceptance of the improvements (subject to “punch list” items to be completed); (iii) the Date of Completion, and (iv) the Commencement Date of the Term.

10. Taking of Possession. The taking of possession of the Premises by Tenant will be deemed to be acknowledgment by Tenant that construction has been completed in accordance with Plans (except for any latent defects and “punch list” items) and that the Term has begun as of the Date of Completion, regardless of whether a Certificate of Occupancy has been issued or Tenant has delivered a Letter of Acceptance.

11. Failure to Complete by August 1, 2011. If the improvements specified in the Plans have not been completed in accordance with the Plans by the August 1, 2011, Commencement Date, as a consequence of Section 16.02 (Force Majeure), or other causes beyond Landlord’s reasonable control (e.g., delay in issuance of the permits, delays in inspections predicate to issuance of a Certificate of Occupancy in respect of the Premises), or for other delays, the provisions of Section 2.02 of this Lease will apply to delay the Commencement Date and extend the Term. Notwithstanding the foregoing, provided the demising wall separating the Premises from the adjacent tenant space has been completed, and such occupancy will not interfere with Landlord’s completion of the improvements pursuant to this Addendum “G”, Tenant may occupy the Premises. In such case, the provisions of Section 2.03 of this Lease will apply to such occupancy, except that, to the extent such delay is not caused by Tenant, Tenant shall not be obligated to pay Base Rent until the Date of Completion.

12. Finish-Out Allowance. Landlord shall provide Tenant with a finish-out allowance in an amount not to exceed $7.00 per square foot of floor area in the Premises (the “Allowance”) to be applied to the Budget.

13. Compliance With Laws. Landlord represents that, to the best of its knowledge, after issuance of the Certificate of Occupancy and the TDLR Notice, all prerequisites to compliance of the Premises with currently applicable laws will have been satisfied.

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ADDENDUM “G” TO LEASE – Page 3

ADDENDUM “J” TO LEASE

MISCELLANEOUS PROVISIONS

Address of the Premises: 630 North Freeway, Suite 350 Fort Worth, TX 76102

Section 1.13 of this Lease shall be amended in its entirety as follows:

1.13 The Professional Service Fee (the “Fee”): The Fee payable to Principal Broker will be the amount and payable as provided in the written agreement between Landlord and Principal Broker, and further as provided in the written cooperating brokerage agreement between Principal Broker and Cooperating Broker. Both Landlord and Tenant represent to the other party that they have had no dealings with any person, firm or agent in the negotiation of this Lease other than the Principal Broker and the Cooperating Broker.

ARTICLE ONE, DEFINED TERMS, of this Lease is amended to add the following:

1.15 Guarantor: Outdoor Channel Holdings, Inc., a Delaware corporation.

1.16 Surface Lease: That certain Surface Lease Agreement dated as of even date with this Lease, between 650 North Freeway, Ltd., as landlord, and Tenant, as tenant, and guaranteed by Guarantor.

1.17 Common Areas: All areas within the Property and outside the building that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, curb cuts, landscaping and planted areas.

Section 2.01 of the Lease is amended to add the following:

Landlord’s obligation to lease the Premises to Tenant is conditioned upon the execution by Guarantor of a Guaranty in the form attached hereto as Addendum “F” and delivery by Tenant to Landlord on or before May 25, 2011, of a copy of a duly adopted resolution of Guarantor’s board of directors ratifying Guarantor’s execution of such Guaranty and confirming that such Guaranty may reasonably be expected to benefit Guarantor. If such resolution is not delivered by such date, Landlord shall have the right to terminate this Lease. If Landlord so terminates this Lease, Tenant agrees to reimburse Landlord for all amounts expended by Landlord in respect of any of the improvements described in Addendum “G”, including any termination penalties payable in respect of contracts executed pursuant thereto. Landlord shall be entitled to apply the installment of Base Rent paid pursuant to Section 3.02 of this Lease and the Security Deposit to reimburse such amounts expended by Landlord. In the event that such resolution is timely delivered, Landlord shall refund the Security Deposit to Tenant.

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Addendum J	Page 1 of 9

Section 5.01 of this Lease is amended to add the following sentence:

If the property insurance carried by Landlord is increased solely as a result of any additions or improvements made by Tenant or by Landlord at Tenant’s request, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Term. Landlord shall use reasonable efforts to obtain from the insurer an endorsement reflecting the increase in premiums.

Section 5.03 of this Lease is amended to add the following:

During the Term, Tenant shall also maintain, at Tenant’s expense, Commercial Automobile Liability Insurance covering all owned, hired or non-owned vehicles, with combined single limits of not less than $1,000,000 for each occurrence, naming Landlord as additional insured, and Worker’s Compensation Insurance, naming Landlord as beneficiary of the Texas waiver of right to recover against others endorsement. All policies shall be written by an insurer with an A- VIII or better rating by the most current version of the A. M. Best Key Rating Guide or with such other financially sound insurance carriers acceptable to Landlord. In addition, such insurers shall be authorized to do business in Texas. Such policy(ies) shall provide that they are primary and non-contributory. Upon Tenant’s exercise of its option to extend the Term, Landlord may require a reasonable adjustment to the amount of coverage required to be carried by Tenant during the extended Term. Notwithstanding the foregoing references to the “Term”, the foregoing obligations of Tenant shall apply upon entry of Tenant (inclusive of Tenant’s employees, subtenants, agents, licensees or concessionaires or any other person entering the Premises under express or implied invitation of Tenant) or Tenant’s property upon the Premises for any purpose.

Section 5.04 of this Lease is amended to add the following sentence:

NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY LOSS, EXPENSE OR CLAIMS ARISING OUT OF ANY INJURY TO PERSONS OR DAMAGE TO PROPERTY ARISING OUT OF THE USE OF THE PREMISES BY TENANT AND THE CONDUCT OF TENANT’S BUSINESS THEREON, INCLUDING ANY CLAIMS BROUGHT BY TENANT’S EMPLOYEES ALLEGING THE NEGLIGENCE OF LANDLORD.

Section 6.02 of this Lease is amended to add the following sentence:

Notwithstanding the foregoing, Tenant shall not be required to bear the cost of any alterations to the Premises required by the ADA or other applicable laws or regulations in respect of the improvements to be installed pursuant to Addendum “G”.

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Addendum J	Page 2 of 9

ARTICLE SIX, USE OF PREMISES, of this Lease is amended to add the following:

6.09 Common Areas.

A. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall cause others who use the Common Areas with Tenant’s express or implied permission to abide by Landlord’s rules and regulations. No adoption of rules and regulations, or amendment or addition thereto will bind Tenant until the 5th business day after Tenant receives such adopted rules and regulations, amendment or addition thereto. The rules and regulations shall not take precedence over the specific terms and conditions of this Lease. Landlord agrees not to enforce the rules and regulations in a manner that discriminates against Tenant; provided, however, if Landlord acts reasonably, in good faith, and in a nondiscriminatory manner in enforcing the rules and regulations, Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the building to comply with the rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord’s judgment, are desirable to improve the Property, and may change the size, location, nature and use of any of the Common Areas and increase or decrease Common Area land and/or facilities. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

B. Tenant shall be entitled to use those vehicle parking spaces in the Property that are adjacent to the Premises, without paying any additional rent. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Such vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant shall not cause large trucks or other large vehicles to be parked within the Property or on the adjacent public streets; provided, however, large trucks, trailers and delivery vehicles may be temporarily parked in the area of the loading docks adjacent to the Premises, so long as there is no blockage of the fire lanes.

6.10 Manner of Use. Tenant shall not cause or permit the Property to be used in any way which annoys or interferes with the rights of the other tenant of the Property, or which constitutes a nuisance, waste, or hazardous use, particularly taking into consideration the nature of the business of the other tenant of the Property (document and record storage). Landlord acknowledges that Tenant will

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Addendum J	Page 3 of 9

occasionally perform machining and welding in connection with the repair of Tenant’s equipment, and hereby confirms that such use is not prohibited by this Lease, so long as it is conducted at a distance at least 100’ from the demising wall separating the Premises from the adjacent tenant space, in a commercially reasonable manner, using standard safety precautions commonly followed for such uses, and subject in all respects to the provisions of Sections 5.02 and 6.02 of this Lease.

Section 7.01 of this Lease is amended to add the following sentence:

Notwithstanding the foregoing, Landlord’s obligation to perform maintenance, repairs or replacements to the above referenced fixtures and equipment servicing the Premises shall not apply to maintenance, repairs or replacements caused by Tenant. The 30-day inspection period described above does not apply to the interior finishes and improvements to be constructed by Landlord in the Premises pursuant to Addendum “G,” which are governed by the 10-day notice period described in Section 7 thereof.

Section 7.02 of this Lease is amended to add the following sentence:

Tenant accepts the Premises subject to all recorded matters, laws, ordinances, and governmental regulations and orders, and the anticipated future easements in connection with the 2011 Settlement (hereinafter defined in Article 9). Landlord represents that Landlord has provided tenant with a list of all recorded matters affecting the Property of which Landlord has knowledge.

Section 7.03B of this Lease is amended to add the following:

(3) Fire Protection Sprinkler System. For any fire protection sprinkler system that services the Premises, Tenant shall, at Tenant’s own cost and expense, be responsible for any annual (or other requisite) inspections. If Tenant fails to undertake any required inspections, Landlord may do so on Tenant’s behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, upon demand.

(4) Burglar Alarm System. For any burglar alarm system that services the Premises, Tenant shall, at Tenant’s own cost and expense, be responsible for maintenance and annual (or other requisite) inspections. If Tenant fails to undertake any required inspections, Landlord may do so on Tenant’s behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, upon demand. Landlord is not responsible for the security of Tenant, its employees or invitees, or their respective property, in the Premises, the Common Areas, or in the vicinity of the Property.

(5) LULA. On completion of installation of the LULA, as defined in and pursuant to Addendum “G” to this Lease, Tenant shall, at Tenant’s own cost

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and expense, enter into a regularly scheduled preventative maintenance and service contract during the Term and shall be responsible for all inspections and permitting. If Tenant fails to enter into such a service contract acceptable to Landlord and/or to undertake any required inspections and permitting, Landlord may do so on Tenant’s behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, regularly upon demand.

Section 7.04 of this Lease is amended to add the following:

Notwithstanding the foregoing, any alterations or other uses that involve attachment to the roof, the slab, the exterior walls, columns, or other structural members require the prior written consent of Landlord. Landlord hereby approves the attachment of one or more truss systems and commercial shelving, (both of which are described in the Skycam Indoor Truss Equipment and Electrical presentation delivered to Landlord on March 23, 2011) to the slab of the Premises, provided the same are installed as represented therein. Notwithstanding anything in this Lease to the contrary, Tenant will be required to remove all alterations, additions or improvements made by Tenant, whether or not consented to by Landlord, unless otherwise expressly agreed in writing signed by Landlord.

ARTICLE NINE, CONDEMNATION, of this Lease is amended to add the following:

Tenant acknowledges that Landlord has advised Tenant that, generally contemporaneously with execution of this Lease, Landlord anticipates that it will execute one or more easements in connection with resolution of protracted negotiations with an affiliate of Chesapeake Energy Corporation, in lieu of condemnation, contemplating relocation of a city sewer easement to accommodate Landlord’s granting of an easement for a gas pipeline in the Common Area east of the Premises, anticipated to be completed prior to the Commencement Date (the “2011 Settlement”).

Furthermore, Tenant acknowledges that Landlord has advised Tenant that at some time in the future, possibly prior to the expiration of the Term, Texas Department of Transportation may take a portion of the Property, which is anticipated to include portions of the Common Areas to the west of the building, by the power of eminent domain, in connection with expansion of SH I-35 (the “I-35 Widening”).

Notwithstanding the foregoing provisions of this Article Nine, Tenant shall not be entitled to receive any awards or other compensation in connection with the 2011 Settlement or 1-35 Widening.

Furthermore, Tenant shall have no claims against Landlord in respect of adjustment of Rent or otherwise under this Lease in connection with the 2011 Settlement and the I-35 Widening.

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ARTICLE TEN, ASSIGNMENT AND SUBLETTING, of this Lease is amended to add the following:

Notwithstanding the foregoing, Tenant shall have the right to sublet the Premises or assign this Lease, without Landlord’s consent, to any of Tenant’s Affiliates (as defined below), subject to the other terms and conditions of this Article Ten. Any such sublessee or assignee shall have a similar right to sublet or assign this Lease, without Landlord’s consent, to any of Tenant’s Affiliates, subject to the other terms and conditions of this Article Ten. As used herein, “Tenant’s Affiliate” means any corporation or entity which controls, is controlled by, or is under common control with, Tenant, or any corporation or entity which results from a merger or consolidation with Tenant. The foregoing right to assign or sublease in respect of a Tenant’s Affiliate is conditioned upon: (1) Tenant not being in default under this Lease as of the date of the proposed assignment of this Lease or sublease of the Premises, (2) any guarantor of this Lease affirming in writing its continued obligations notwithstanding such assignment or sublease, (3) as to a Tenant’s Affiliate that is a corporation or entity which controls, is controlled by, or is under common control with, Tenant, Tenant having given Landlord documentation supporting such status at least thirty (30) days prior to the effective date of the proposed assignment or sublease, and (4) as to a Tenant’s Affiliate that is a corporation or entity which results from a merger or consolidation with Tenant, Tenant having given Landlord documentation at least thirty (30) days prior to the effective date of the proposed merger or consolidation confirming that the continuing or surviving corporation or other entity shall own all or substantially all of the assets of Tenant.

Section 11.01 of this Lease is amended to add the following:

G. A default shall occur under the Surface Lease.

ARTICLE ELEVEN, DEFAULT AND REMEDIES, of this Lease is amended to add the following:

11.5 Repayment of “Free” Rent. Tenant shall be credited with having paid the five months of $0 Base Rent provided in Addendum “C” to Lease (“Abated Rent”) on the expiration of this Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults, fails to cure within any applicable notice and cure period, and such failure continues for 30 days after the expiration of any applicable notice and cure period, then in addition

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to any other remedy available to Landlord hereunder, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based the Base Rent commencing on month 6 of the Term.

Section 13.04 of this Lease is amended in its entirety to read as follows:

Guarantor’s Financial Condition. In the event that Guarantor’s financial information ceases to be generally publicly available, within ten (10) days after a written request from Landlord, but not more than two times in any calendar year, Tenant shall deliver to Landlord financial statements as are reasonably required by Landlord to verify the net worth of Guarantor. Tenant represents to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements will be confidential and will be used only for the purposes set forth in this Lease.

Section 14.01 of this Lease is amended to add the following sentence:

Landlord hereby consents to Tenant using and storing, in small quantities, motor oil, gasoline and welding gases at the Premises, as necessary for Tenant’s operations, so long as such use and storage is performed in compliance with all applicable environmental laws and subject in all respects to the provisions of Section 5.02 and 6.02 of this Lease.

Section 14.03 of this Lease is amended to add the following clause (iii):

(iii) neither the Premises nor the building is on any government list of contaminated properties, nor is any investigation, administrative order or notice, consent order, or agreement for litigation in existence or anticipated with respect to the Premises.

Section 14.04 of this Lease is amended to add the following sentence:

Notwithstanding the foregoing, except as to any misrepresentation by Landlord under Section 14.03, Landlord’s indemnity herein shall be operative only to the extent that the party responsible for the Hazardous Materials has indemnified Landlord and shall be satisfied solely from such party’s indemnity.

ADDENDUM “A” TO LEASE is amended as follows:

Section 3 of Addendum “A” is amended to add the following sentence:

If Landlord directs Tenant to pay monthly an estimated portion of the future Reimbursement amount, if the actual Real Estate Taxes, Insurance Premiums, or any other portion of the Reimbursement differs from the

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estimate therefor, Tenant and Landlord shall make a final adjustment at the end of each calendar year based upon the actual Reimbursement amount, and any such liability of Landlord or Tenant for any such adjustment shall specifically survive the termination of this Lease.

Section 4.b of Addendum “A” is amended to add the following sentence:

Notwithstanding the foregoing, if Landlord carries policies and or coverage only in respect of the Premises and not the entire Property, such as, commercial general liability insurance and loss of rents (“Full Pass Through Insurance”) in lieu of the coverage described in Section 4.b with respect to the Property, “Insurance Premiums” shall not include any of Landlord’s insurance premiums (“Full Pass Through Insurance Premiums”) that are for Full Pass Through Insurance. Tenant explicitly approves inclusion of the landlord of the Surface Lease on any such commercial general liability insurance policy.

Section 4.c of Addendum “A” is amended to add the following sentence:

Notwithstanding the foregoing, CAM includes reserves for roof replacement, exterior painting, and other non regularly recurring items; provided, however, during the 2011 calendar year, CAM reserves will not exceed $.25 per square foot of floor area of the building.

Section 6 of Addendum “A” is amended to add the following sentence:

Notwithstanding the foregoing, for calendar years 2012-2016, in any calendar year, the annual CAM Expenses for which Tenant is obligated to pay Tenant’s Pro Rata Share shall not exceed 105% of the annual CAM Expenses for the prior calendar year.

Addendum “A” to the Lease is amended to add the following Section 10:

10. Full Adjustment. Tenant shall pay to Landlord as additional Rent the Full Pass Through Insurance Premiums, if any, for every calendar year (or portion thereof) during the Term and during any extension of this Lease, and such amount shall be deemed to be a “Reimbursement” for purposes of this Lease.

ADDENDUM “B” TO LEASE is amended by deleting Section 1.A.c in its entirety and substituting the following:

In no event will the Base Rent be reduced for the Extension below $16,739.63 per month, regardless of the Fair Market Rental determined by any appraisal. If the Fair Market Rental is not determined before the commencement of the Extension, then Tenant shall pay to Landlord $16,739.63 per month as Base Rent until the

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Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord the difference, if any, between the Base Rent actually paid by Tenant to Landlord and the new Base Rent, within 30 days after the date of such determination.

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